FOR IMMEDIATE RELEASE:     June 28, 1996
- ----------------------
Contact:  Lee Feldman, V.P. & General Counsel, Prins Recycling Corp.,
             tel: (201) 886-1600

          Hal Levine/Marty Cohen The Levine Group, tel: (212) 682-8875

     Fort Lee, New Jersey -- Prins Recycling Corp. (NASDAQ:PRNS) announced today that it will be listed on the NASDAQ Small Cap Market effective [Tuesday, July 2, 1996]. Prins will no longer be trading on the NASDAQ National Market due to non-compliance with certain listing requirements.

     Prins Recycling Corp. is a recycling firm with processing facilities located in Illinois, Maryland, Massachusetts, Pennsylvania and New Jersey.